QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        As independent petroleum engineers, Lee Keeling and Associates, Inc. hereby consents to the incorporation by reference in the Registration Statement on Form S-8 (No. 333 - 132551) filed on March 17, 2006 of information derived from its reserve reports on the estimated proved oil and natural gas reserve quantities of EXCO Resources, Inc. and its consolidated subsidiaries presented as of December 31, 2003, 2004 and 2005, included in or made a part of the Annual Report on Form 10-K of EXCO Resources, Inc., as amended, for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Lee Keeling and Associates, Inc. Lee Keeling and Associates, Inc.

Tulsa, Oklahoma
December 4, 2006

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS